Gold Banc Corporation, Inc.

11301 Nall Avenue

Leawood, Kansas 66211

www.goldbanc.com

CONTACT:

Investor Contact

Rick J. Tremblay

Chief Financial Officer

913.451.8050

ricktremblay@goldbanc.com

Media Contact

Sherman Titens

Director of Marketing

913.323.7741

shermantitens@goldbanc.com

RE-ISSUED RELEASE

January 23, 2004

     Gold Banc Sets 2003 Earnings Record - $32.80 Million From Continuing Operations

Reports Record Fourth Quarter 2003 Earnings from Continuing Operations of $9.03 Million; Signing of Agreement for Sale of Technology Subsidiary; Restoration of Well Managed Status

Board Declares 27th Consecutive Quarterly Cash Dividend

Leawood, Kansas – January 23, 2004 – Gold Banc Corporation, Inc. (Nasdaq: GLDB) today announced record net earnings from continuing operations for the year ended December 31, 2003 of $32.80 million, an increase of 27.4% over the $25.74 million net earnings from continuing operations for 2002.

The reported net earnings, (based on 4.45 million more shares outstanding in 2003) prior to and after adjustment for the discontinued operations of the technology subsidiary, CompuNet Engineering, are:

	2003	2002	Inc. %

Earnings from continuing operations	$32,802	$25,743	27.4%
Per share – basic and diluted	$0.86	$0.76	13.2%

Earnings (loss) from discontinued operations	$(3,392)	$474	—
Per share – basic and diluted	$(0.09)	$0.02	—

Net earnings	$29,410	$26,217	12.2%
Per share – basic and diluted	$0.77	$0.78	(1.3)%

GOLD BANK-KANSAS REGAINS WELL-MANAGED STATUS

Gold Banc has been formally advised by the Federal Reserve Bank of Kansas City that based on the results of a recently concluded examination of Gold Bank-Kansas by bank regulators, Gold Bank-Kansas has regained its well-managed status. As a result, Gold Banc will retain its financial holding company status. In addition, an agreement between Gold Banc and the Federal Reserve, which was intended to address and remediate deficiencies identified in earlier examinations, was terminated as of January 13, 2004 by reason of the restoration of the well- managed status.

As reported earlier, CompuNet Engineering was found by the Federal Reserve to be too heavily involved in non-financial services under current interpretations of the regulations. Based on the alternatives available and time frames required to adjust the business, it was determined that an immediate sale was in the best interest of the company. This sale will close on January 30, 2004. The estimated loss on this sale was larger than the previously announced loss of $2.75 million because of the recent decline in CompuNet revenue from an attempt to restructure the business to gain regulatory compliance.

On January 21, 2004, the Gold Banc board of directors declared a cash dividend of $0.03 per common share. The dividend will be payable on February 12, 2004 to shareholders of record as of February 5, 2004. Gold Banc currently has approximately 39,743,000 shares outstanding.

Gains on sales of branches were $5.7 million for the year, and $2.7 million for the quarter. Also included in the year were recoveries related to misappropriation of bank funds of $1.9 million, net of related expenses of which $1.2 million of this amount occurred in the fourth quarter. Income for the fourth quarter was also affected by a charge to expense of $1.6 million for stock awards given to executive officers.

RECORD 4TH QUARTER PERFORMANCE
The company also announced earnings for the fourth quarter of 2003:

2003		2002	Inc. %

Earnings from continuing operations	$9,027	$5,676	59.0%
Per share – basic and diluted	$0.23	$0.17	35.2%

Earnings (loss) from discontinued operations	$(1,826	$9	—
Per share – basic and diluted	$(0.05	—	—

Net earnings	$7,201	$5,685	26.6%
Per share – basic and diluted	$0.18	$0.17	5.9%

Mick Aslin, President and CEO commented, "Our financial success in 2003 is particularly gratifying because we overcame a number of business challenges, including the unexpected replacement of the CEO, subsequent recovery of over $3.5 million of funds involved in questionable personal transactions and protracted regulatory investigations. We achieved compliance with a number of new laws and regulations that required major operational and infrastructure changes. We continued to operate under a difficult economy marked by historically low interest rates and narrowing net interest margins for asset sensitive companies like Gold.”

"Our associates responded incredibly well by continuing to provide our extraordinary brand of service (known as More Than Money), which kept our customers satisfied and increased their business with us,” said Mick Aslin.

"We committed to resolve the issues associated with the removal of the former CEO, successfully and promptly; and we did,” said Aslin.

"We determined that it was in the best interest of the shareholders to implement a clear strategy focused on sustainable growth and profitability. The Board adopted the strategy that resulted in the sale of our slow growth branches and a redeployment of those assets into the growth and expansion of our higher growth markets.”

GOLD BANC WELL POSITIONED TO GROW

"Gold is now well-positioned to implement our growth strategy in some of the fastest growing and wealthiest areas in the country.”

Other key financial results include:

	2003	2002	Inc %

Total assets	$4.323 billion	$3.814 billion	13.3%
Total loans, net	$2.976 billion	$2,672 billion	11.4%
Total deposits	$3,164 billion	$2,717 billion	16.5%
Net interest income	$122.4 million	$103.9 million	17.8%
Non-interest income	$ 41.6 million	$ 45.5 million	(8.6)%

Non-performing loans and non-performing assets increased as of December 31, 2003 over 2002.

	2003	2002	Inc %

Non-performing loans	$ 32.4 million	$ 15.9 million	103.8%
Non-performing assets	$ 39.0 million	$ 22.2 million	75.7%
Non-performing loans
as a percent of total loans	1.07%	0.58%
Net loans charged off	$12,486	$12,078	3.4%
Net charge offs to loans	0.41%	0.44%
Allowance as a % of loans	1.13%	1.23%
Allowance as a % of non-performing loans	105.08%	210.75%

"While we have seen increases in non performing loans year over year, we are very pleased with the progress made in identifying and working these credits. More than $13 million of this increase is attributed to two loans in the Kansas bank. Nine million of this amount is currently being reworked and should be current by the end of the 1st quarter of 2004.”

About Gold Banc

Gold Banc is a $4.3 billion financial holding company headquartered in Leawood, Kansas, a part of the Kansas City metropolitan area. Gold Banc provides banking, and wealth management services in Kansas, Missouri, Oklahoma and Florida through 43 banking locations. Gold Banc is traded on the Nasdaq under the symbol GLDB.

Forward-Looking Statements

This release contains information and "forward-looking statements" which relate to matters that are not historical facts and which are usually preceded by the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "except," "target" and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, but not limited to, those described in the periodic reports we file under the Securities Exchange Act of 1934 under the captions "Forward-Looking Statements" and "Factors That May Affect Future Results of Operations, Financial Condition or Business." Because of these and other uncertainties, our actual results may be materially different from that indicated by these forward-looking statements. You should not place undue reliance on any forward-looking statements. We will not update these forward-looking statements, even though our situation may change in the future, unless we are obligated to do so under the federal securities laws.

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2003	December 31, 2002

Assets

Cash and due from banks	$78,124	$95,671
Federal funds sold and interest-bearing deposits	38,978	193

Total cash and cash equivalents	117,102	95,864

Investment securities:
Available-for sale	842,900	531,037
Held-to-maturity	133,492	201,563
Trading	9,692	3,484

Total investment securities	986,084	736,084

Mortgage loans held for sale, net	5,883	25,134
Loans, net	2,977,021	2,671,779
Premises and equipment, net	63,131	69,063
Goodwill	31,082	31,082
Other intangible assets, net	6,084	6,835
Accrued interest and other assets	52,117	114,039
Cash surrender value of bank-owned life insurance	80,218	56,501
Assets of discontinued operations	3,903	7,895

Total assets	$4,322,625	$3,814,276

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)
December 31, 2003	December 31, 2002

Liabilities and Stockholders' Equity

Liabilities:
Deposits	$3,164,443	$2,716,556
Securities sold under agreements to repurchase	134,064	153,595
Federal funds purchased and other short-term borrowings	985	25,657
Subordinated debt	114,851	115,691
Long-term borrowings	631,526	548,824
Accrued interest and other liabilities	26,411	24,950
Liabilities from discontinued operations	628	1,229

Total liabilities	4,072,908	3,586,502

Stockholders' equity:
Preferred stock, no par value; 50,000,000 shares
authorized, no shares issued	-	-
Common stock, $1.00 par value; 50,000,000 shares authorized and
44,567,417 and 44,188,384 shares issued at December 31, 2003 and 2002, respectively	44,567	44,188
Additional paid-in capital	122,444	118,257
Retained earnings	132,082	107,392
Accumulated other comprehensive income (loss), net	(2,812)	3,489
Unearned compensation	(12,275)	(12,432)

	284,006	260,894
Less treasury stock (4,824,575 and 4,721,510 shares at December 31,
2003 and 2002, respectively)	(34,289)	(33,120)

	249,717	227,774

Total liabilities and stockholders' equity	$4,322,625	$3,814,276

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
For the Three Months ended
(In thousands, except per share data)
(unaudited)

		December 31, 2003	December 31 2002

Interest Income:
Loans, including fees		$44,199	$43,154
Investment securities		9,529	9,331
Other		470	561

Total interest income		54,198	53,046

Interest Expense:
Deposits		14,005	16,911
Borrowings and other		7,726	7,800

Total interest expense		21,731	24,711

Net interest income		32,467	28,335

Provision for loan losses		3,455	6,300

Net interest income after provision for loan losses		29,012	22,035

Other income:
Service fees		4,504	4,603
Investment trading fees and commissions		1,012	1,576
Net gains on sale of mortgage loans		468	756
Unrealized loss on trading securities		(50)	(108)
Realized gains on sale of securities		755	4,704
Gain on sale of branch facilities		2,731	-
Bank-owned life insurance		823	774
Other		1,281	1,510

Total other income		11,524	13,815

Other expense:
Salaries and employee benefits		14,411	13,086
Net occupancy expense		1,974	1,782
Depreciation expense		1,600	1,686
Core deposit intangible amortization expense		188	125
Losses, (net of recoveries) resulting from misapplication of bank funds		(1,200)	33
Other		9,960	9,168

Total other expense		26,933	25,880

Earnings from continuing operations before income taxes		13,603	9,970

Income tax expense		4,576	4,294

Net earnings from continuing operations		9,027	5,676
Net earnings (loss) from discontinued operations, net of tax		(1,826)	9

Net earnings		$7,201	$5,685

Net earnings from continuing operations per share – basic and diluted		$0.23	$0.17
Net earnings from discontinued operations per share – basic and diluted	$	(0.05)	$-

Net earnings per share – basic and diluted		$0.18	$0.17

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
For the Twelve Months ended
(In thousands, except per share data)
(unaudited)

	December 31, 2003	December 31 2002

Interest Income:
Loans, including fees	$174,743	$165,043
Investment securities	37,346	34,613
Other	1,921	2,275

Total interest income	214,010	201,931

Interest Expense:
Deposits	59,229	64,980
Borrowings and other	32,423	33,039

Total interest expense	91,652	98,019

Net interest income	122,358	103,912

Provision for loan losses	13,064	19,420

Net interest income after provision for loan losses	109,294	84,492

Other income:
Service fees	17,626	17,457
Investment trading fees and commissions	5,004	5,649
Net gains on sale of mortgage loans	2,746	2,201
Unrealized gains (losses) on trading securities	30	(42)
Realized gains on sale of securities	1,847	9,543
Gain on sale of branch facilities	5,738	2,380
Bank-owned life insurance	3,717	3,463
Other	4,850	4,837

Total other income	41,558	45,488

Other expense:
Salaries and employee benefits	56,348	48,584
Net occupancy expense	7,652	6,218
Depreciation expense	6,653	6,250
Core deposit intangible amortization expense	751	500
Losses, (net of recoveries) resulting from misapplication of bank
funds	(1,868)	136
Other	34,870	31,177

Total other expense	104,406	92,865

Earnings from continuing operations before income taxes	46,446	37,115

Income tax expense	13,644	11,372

Net earnings from continuing operations	32,802	25,743

Net earnings (loss) from discontinued operations, net of tax	(3,392)	474

Net earnings	$29,410	$26,217

Net earnings from continuing operations per share – basic and diluted	$0.86	$0.76
Net earnings from discontinued operations per share – basic and diluted	$(0.09)	$0.02

Net earnings per share-basic and diluted	$0.77	$0.78

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Key Ratios
December 31, 2003 and December 31, 2002
(In thousands, except per share data and percentages)

	Dec. 31, 2003	Dec. 31, 2002

Balance Sheet Ratios:
Total shares outstanding	$39,743	$39,467
Book value per share	$6.28	$5.77
Tangible book value per share	$5.35	$4.69

Leverage ratio	7.01%	6.96%
Tier 1 risk-based capital ratio	8.87%	8.61%
Total risk-based capital ratio	10.78%	11.02%

Non-performing loans (NPL)	$32,371	$15,867
NPL / Loans	1 .07%	0.58%
Allowance / NPL	105.08%	210.75%
Allowance / Loans	1.13%	1.23%

Non-performing assets (NPA)	$39,032	$22,226
NPA / Assets	0.90%	0.58%

GOLD BANC CORPORATION, INC. AND SUBSIDIARIES
Key Ratios – Three Months ended
(In thousands, except per share data and percentages)

	Dec. 31, 2003	Dec. 31, 2002

Income Statement Ratios:
Weighted Average shares outstanding	38,203	38,311

Net income per share – basic and diluted	$0.18	$0.17
Net income per share – continuing operations	$0.23	$0.17
Net income per share – discontinued operations	$(0.05)	$—

Return on average assets	0.67%	0.61%
Return of average assets of continuing operations	0.84%	0.76%
Return on average equity	11.51%	10.19%
Return on average equity of continuing operations	14.43%	10.17%

Net interest margin ( tax equivalent)	3.26%	3.39%
Net interest margin	3.22%	3.28%
Non-interest income / Net interest income	35.49%	48.76%
Efficiency ratio	65.28%	61.43%
Net loans charged off	$3,876	$2,491
Net charge offs to loans	0.51%	0.36%
Average loans	$2,948,965	$2,578,601
Average assets	$4,272,387	$3,717,039

Key Ratios – Twelve Months ended
(In thousands, except per share data and percentages)

	Dec. 31,2003	Dec. 31, 2002

Income Statement Ratios:
Weighted Average shares outstanding	37,691	33,771

Net income per share – basic and diluted	$0.77	$0.78
Net income per share – continuing operations	$0.86	$0.76
Net income (loss) per share – discontinued operations	$(0.09)	$0.02

Return on average assets	0.72%	0.77%
Return of average assets of continuing operations	0.80%	0.76%
Return on average equity	12.36%	14.25%
Return on average equity of continuing operations	13.78%	14.00%

Net interest margin ( tax equivalent)	3.24%	3.47%
Net interest margin	3.20%	3.35%
Non-interest income / Net interest income	33.96%	43.78%
Efficiency ratio	66.01%	62.19%
Net loans charged off	$12,486	$12,078
Net charge offs to loans	0.41%	0.44%
Average loans	$2,864,052	$2,420,156
Average assets	$4,095,081	$3,384,200